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                                                               EXHIBIT 23.01




                      Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Strayer Education, Inc. on Form S-8 (File No. 333-13597) of our report dated January 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Strayer Education, Inc., as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.


                                                /s/ Coopers & Lybrand L.L.P


Washington, D.C.
March 26, 1997